Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-4 of Civista Bancshares, Inc., of our Report of Independent Registered Public Accounting Firm, dated September 26, 2017, with respect to the financial statements which appear in the Annual Report on Form 10-K of United Community Bancorp, Inc. for the year ended June 30, 2017, filed with the Securities and Exchange Commission, and to all references to our Firm included in this Amendment No. 1 to Registration Statement.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

June 6, 2018